**_FRANCISCO V. AGUILAR_**
_Secretary of State_

**_DEPUTY BAKKEDAHL_**
_Deputy Secretary for Commercial Recordings_

**STATE OF NEVADA**

**OFFICE OF THE SECRETARY OF STATE**

_Commercial Recordings Division_
_401 N. Carson Street_
_Carson City, NV 89701_
_Telephone (775) 684-5708_
_Fax (775) 684-7138_

_North Las Vegas City Hall_
_2250 Las Vegas Blvd North, Suite 400_
_North Las Vegas, NV 89030_
_Telephone (702) 486-2880_
_Fax (702) 486-2888_

## Business Entity - Filing Acknowledgement

02/15/2024

| | |
|---|---|
| **Work Order Item Number:** | W2024021500360-3466387 |
| **Filing Number:** | 20243822472 |
| **Filing Type:** | Amendment After Issuance of Stock |
| **Filing Date/Time:** | 2/15/2024 8:27:00 AM |
| **Filing Page(s):** | 2 |

**Indexed Entity Information:**

**Entity ID:** C24796-1998

**Entity Name:** MODULAR MEDICAL, INC.

**Entity Status:** Active

**Expiration Date:** None

Commercial Registered Agent
AGENCY SERVICES OF NEVADA
265 KITTS WAY, Reno, NV 89521, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FVAguilar

FRANCISCO V. AGUILAR
Secretary of State

| Filed in the Office of | Business Number C24796-1998 |
|---|---|
| FVAguilar | Filing Number 20243822472 |
| Secretary of State State Of Nevada | Filed On 2/15/2024 8:27:00 AM |
| | Number of Pages 2 |

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

# Profit Corporation:

## Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
## Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
## Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

**1. Entity information:**

Name of entity as on file with the Nevada Secretary of State:

Modular Medical, Inc.

Entity or Nevada Business Identification Number (NVID): NV19981361748

**2. Restated or Amended and Restated Articles:** (Select one)
(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

**3. Type of Amendment Filing Being Completed:** (Select only one box)
(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

× Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 63.59%

Or ☐ No action by stockholders is required, name change only.

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:

☐ The entity name has been amended. ☐ Dissolution
☐ The purpose of the entity has been amended. ☐ Merger
☐ The authorized shares have been amended. ☐ Conversion
☐ Other: (specify changes)

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

**FRANCISCO V. AGUILAR**
**Secretary of State**
**401 North Carson Street**
**Carson City, Nevada 89701-4201**
**(775) 684-5708**
**Website: www.nvsos.gov**

# Profit Corporation:
## Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
## Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
## Officer's Statement (PURSUANT TO NRS 80.030)

| | |
|---|---|
| **4. Effective Date and Time:** (Optional) | Date: Time: (must not be later than 90 days after the certificate is filed) |
| **5. Information Being Changed:** (Domestic corporations only) | Changes to takes the following effect:<br>☐ The entity name has been amended.<br>☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)<br>☐ The purpose of the entity has been amended.<br>☒ The authorized shares have been amended.<br>☐ The directors, managers or general partners have been amended.<br>☐ IRS tax language has been added.<br>☐ Articles have been added.<br>☐ Articles have been deleted.<br>☐ Other.<br>The articles have been amended as follows: (provide article numbers, if available)<br>See language below<br>(attach additional page(s) if necessary) |
| **6. Signature:** (Required) | X [signature] CEO<br>Signature of Officer or Authorized Signer Title<br>X<br>Signature of Officer or Authorized Signer Title<br>*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof. |

**Please include any required or optional information in space below:**
(attach additional page(s) if necessary)

The amendment would restate the first paragraph of Article IV to read:

"A. One Hundred Million (100,000,000) shares of common voting stock with a par value of one mil ($0.001) per share."

This form must be accompanied by appropriate fees.

SECRETARY OF STATE

STATE OF NEVADA

# NEVADA STATE BUSINESS LICENSE

## MODULAR MEDICAL, INC.

**Nevada Business Identification # NV19981361748**
**Expiration Date: 10/31/2024**

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.
Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.
**License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived.**

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 02/15/2024.

FRANCISCO V. AGUILAR
Secretary of State

Certificate Number: B202402154354442
You may verify this certificate
online at http://www.nvsos.gov